Exhibit N(3)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No.1 to the Registration Statement on Form N-2 of our report dated July 15, 2002, relating to the statement of assets and liabilities of The Hyperion Strategic Mortgage Income Fund, Inc., which is also incorporated by reference in such Registration Statement. We also consent to the references to us under the heading "Financial Statements - Independent Accountants" which have been incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, New York
July 23, 2002